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Exhibit 99.4

Neenah Paper, Inc.

Offer to Exchange
$225,000,000 7 3/8% Exchange Senior Notes due 2014
which have been registered under the Securities Act of 1933
for any and all of its outstanding
7 3/8% Initial Senior Notes due 2014

                    , 2005

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 2005 (the "Prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Neenah Paper, Inc. (the "Company") to exchange its $225,000,000 7 3/8% Exchange Senior Notes Due 2014, which have been registered under the Securities Act of 1933, as amended (the "Exchange Senior Notes"), for any and all of its outstanding $225,000,000 7 3/8% Initial Senior Notes Due 2014 (the "Initial Senior Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of November 30, 2004 among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as initial purchasers.

        This material is being forwarded to you as the beneficial owner of the Initial Senior Notes carried by us in your account but not registered in your name. A tender of such Initial Senior Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Initial Senior Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. One condition to the tender of the Initial Senior Notes is that we, as the holder of record of your Initial Senior Notes, make a number of representations relating to the exchange of Exchange Senior Notes for outstanding Initial Senior Notes. These representations are highlighted in boldface type in the Letter of Transmittal. Please review the representations in the Letter of Transmittal. If you know of any facts that would prevent us from truthfully making any of these representations, please contact us immediately at                        , Attention:                        .

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Initial Senior Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2005, unless extended by the Company (the "Expiration Date"). Any Initial Senior Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

        If you wish to have us tender your Initial Senior Notes, please so instruct us by completing, executing and returning to us the instructions form included with this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Initial Senior Notes.

Instructions from the Beneficial Owner with respect to the Exchange Offer

        The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange Exchange Senior Notes for Initial Senior Notes.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Initial Senior Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

        The aggregate principal amount of the Initial Senior Notes held by you for the account of the undersigned is (fill in amount):

$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐
To TENDER the following Initial Senior Notes held by you for the account of the undersigned (insert aggregate principal amount of Initial Senior Notes to be tendered, if any, in integral multiples of $1,000):

    $                         of the Initial Senior Notes

☐
Not to TENDER any Initial Senior Notes held by you for the account of the undersigned.

SIGN HERE:

Name(s) of Beneficial Holder(s):
1.	Address:

Name(s) of Beneficial Holder(s):
2.	Address:

Signature(s) of Owner(s) or Authorized Signatory:
1.		Telephone Number:
	Date:	Taxpayer Identification or Social Security Number:
2.		Telephone Number:
	Date:	Taxpayer Identification or Social Security Number:

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Offer to Exchange
Instructions from the Beneficial Owner with respect to the Exchange Offer